Exhibit 99.1

For Immediate Release Contact: Ginger Reeder Vice-President, Corporate Communications Neiman Marcus Group 214.573.5822

DONALD T. GRIMES TO JOIN NEIMAN MARCUS GROUP

DALLAS, Texas, June 1, 2015 – Karen Katz, President and Chief Executive Officer of Neiman Marcus Group LTD LLC announced today that, effective June 15, 2015, Donald T. Grimes will be joining the company as Executive Vice President, Chief Operating Officer and Chief Financial Officer.  Mr. Grimes will succeed Jim Skinner, who will continue to be part of the company’s management team in the newly created role of Vice Chairman, Neiman Marcus Group.

Mr. Grimes, 52, joins Neiman Marcus Group from Wolverine World Wide, Inc. (NYSE:WWW) where he was Senior Vice President, Chief Financial Officer and Treasurer for the global branded footwear and apparel corporation. Prior to Wolverine, Mr. Grimes held leadership and executive level positions at Keystone Automotive Operations and Brown-Forman Corporation.  He started his career with Coopers & Lybrand.

“Don is an excellent choice to serve as our new Chief Operating Officer and Chief Financial Officer, “ said Karen Katz, “ He brings impressive and extensive leadership experience in operations, strategy and corporate finance, including M&A and international.  Along with his vast experience, keen intelligence and ability to produce results, Don brings a balance of pragmatism and creativity — essential qualities for transforming our business and envisioning its future.  He will be a great addition and complement to an already accomplished NMG management team.”

Mr. Grimes will be responsible for finance, accounting, investor relations, tax, legal, distribution and fullfilment, and properties.

About Neiman Marcus Group:

Neiman Marcus Group LTD LLC is a luxury, multi-branded, omni-channel fashion retailer conducting integrated store and online operations under the Neiman Marcus, Bergdorf Goodman, Last Call, Horchow, CUSP, and mytheresa brand names. For more information, visit www.neimanmarcusgroup.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain “forward-looking information.”  These statements are made based on management’s expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company’s marketing, merchandising and promotional efforts; changes in the Company’s relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company’s financial results or reputation; changes in the Company’s relationships with designers, vendors and other sources of merchandise; the Company’s success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company’s designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company’s noncontributory defined benefit pension plan; changes in the Company’s relationships with certain of key sales associates; changes in key management personnel; changes in the Company’s proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company’s cost of operations.

These and other factors that may adversely effect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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